UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2009 (January 22, 2009)

SCI Engineered Materials, Inc.
 (Exact Name of Registrant as specified in its charter)

Ohio	0-31641	31-1210318
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification
incorporation or		Number)
organization)

2839 Charter Street
Columbus, Ohio 43228
 (614) 486-0261
 (Address, including zip code, and telephone number
including area code of Registrant's
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K fıling is intended to simultaneously satisfy the fıling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The disclosure contained in "Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant" of this Current Report on Form 8-K is incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 22, 2009, SCI Engineered Materials, Inc. (the “Company”) issued a Promissory Note (the “Note”), dated as of January 13, 2009, to The Huntington National Bank, as Lender, pursuant to a Business Loan Agreement dated as of January 13, 2009.  The Note is secured by a Commercial Security Agreement granting the Lender a security interest in the Company’s inventory, equipment and accounts.

Among other things, the Note provides for the following:

•
At no time shall the outstanding balance of the principal sum of the Revolving Loan exceed the lesser of (1) $1,000,000 or (2) an amount equal to the sum of 80% of Eligible Accounts plus the lesser of (A) 50% of Eligible inventory or (B) $200,000.

•
Interest on the note is subject to change from time to time based on changes in an independent index which is the LIBO rate.  The index at the inception of the note was 0.386% per annum.  The interest rate to be applied to the unpaid principal balance during this note will be at a rate of 3.500 percentage points over the index.

•	All accrued interest is payable monthly. The outstanding principal and accrued interest owed on the Note matures on January 1, 2010.

Item 9.01.  Exhibits.

(c)           Exhibits.

    Exhibit No.                                                                           Description

10.1	Promissory Note dated as of January 13, 2009 by and between the Company and The Huntington National Bank.

10.2	Business Loan Agreement dated as of January 13, 2009 by and between the Company and The Huntington National Bank.

10.3	Commercial Security Agreement dated as of January 13, 2009 by and between the Company and The Huntington National Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

Date: January 23, 2009	By:	/s/ Daniel Rooney
Daniel Rooney
Chairman of the Board, President and Chief Executive Officer